Delaware The First State Page 1 7223705 8100 Authentication: 203552153 SR# 20212568183 Date: 06-28-21 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “BETTER CHOICE COMPANY INC.”, FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF JUNE, A.D. 2021, AT 2:57 O`CLOCK P.M.